Vertex Energy, Inc. 8-K

Exhibit 10.12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

CRUDE OIL & HYDROCARBON FEEDSTOCK SUPPLY AGREEMENT

“SELLER” OR “STUSCO”

Shell Trading (US) Company

1000 MAIN ST LEVEL 12

HOUSTON

Texas

United States 77002-6336

“BUYER”

Vertex Refining Alabama LLC

1331 Gemini St., Suite 250

Houston, TX 77058

This Crude Oil & Hydrocarbon Feedstock Supply Agreement (this “Agreement”) is entered into on April, 2022, by and between Shell Trading (US) Company, as “Seller”, and Vertex Refining Alabama LLC, as “Buyer.” Seller and Buyer may be referred to herein individually as a “Party” or collectively as the “Parties.”

1.	TERM

The initial term (the “Initial Term”) of this Agreement shall be five (5) years (the “Initial Term”), beginning on April 1, 2022 (the “Commencement Date”), unless earlier terminated in accordance with the terms hereof. The Initial Term shall automatically renew for successive renewal terms (each a “Renewal Term”) of one (1) year each, unless terminated by either Party upon delivery of written notice to the other Party not less than [***] prior to the expiration of the Initial Term or the then current Renewal Term. The Initial Term and all Renewal Terms, if any, shall constitute the “Term” of this Agreement.

2.	BASE SLATE GRADES

The crude oil and any Hydrocarbon Feedstock (collectively, the “Crude Oil”) to be supplied by Seller to Buyer pursuant to this Agreement shall be the following grades; provided that, by mutual written agreement, the Parties may introduce new crude grades to be included as “Crude Oil” hereunder. For clarification purposes, the “Hydrocarbon Feedstock” included in the definition of “Crude Oil” hereunder shall be limited to the hydrocarbon feed that is run through the Refinery’s two crude distillation units.

Base Slate Grades:

•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]

3.	QUANTITY

Seller will be the exclusive supplier for, and will supply 100% of, the Refinery’s requirements for Crude Oil, unless otherwise agreed by the Parties in writing or otherwise provided in this Agreement. The Parties acknowledge and agree that this is a “requirements contract” and there is no minimum or “take or pay” quantity under this Agreement.

The Parties acknowledge that volumes sold hereunder will be subject to a reasonable tolerance [***] for operational/batch sizing purposes, at Seller’s option. Should volumes be delivered within such reasonable tolerance, Seller’s obligation shall be considered fulfilled, and Seller will have no further obligation with respect to delivering or reducing delivery in future months. For all imbalances/delivery shortfalls, the price of the imbalance/shortfall volumes shall be based on the nominated delivery month, regardless of the month of actual delivery. The Parties also acknowledge that from time to time pipeline deliveries/batches may slip over month end due to normal pipeline/terminal operations and deliver in M+1. Any such deliveries shall be deemed delivered, and priced, in their originally contracted month of delivery.

Actual volumes shall be determined as per the Bill of Lading or the pipeline carrier’s statement, as applicable.

“Refinery,” as used herein, means the fuels refinery located in Mobile, Alabama and currently owned by Shell Chemical LP, which processes crude oil, condensate, and other feedstocks and produces gasoline, jet fuel, and related products.

4.	REDUCTION IN SUPPLY VOLUME

The Parties acknowledge and agree that, for planning purposes, Buyer shall communicate any changes to the Refinery’s Crude Oil requirements as soon as practically possible. If the Refinery’s Crude Oil requirements will be reduced due to planned maintenance or turnaround repairs at the Refinery, Buyer shall notify Seller in writing of the timing and expected duration of such reduction event, no less than six (6) months in advance of the planned reduction event, except that such notice requirements shall not apply to reductions caused by unplanned outages or events of Force Majeure.

5.	QUALITY

The quality of the Crude Oil to be delivered will be of the quality generally being supplied at the time and place of loading/injection.

As an example, for the Base Slate Grades as of the Commencement Date, these are currently:

• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]

To the extent Buyer desires to evaluate a new Crude Oil grade for the Refinery, Seller agrees to provide an estimate of quality and a sample for such grade, upon written request from Buyer and as available.

6.	TERMS OF DELIVERY
A.	For pipeline, truck, and ex-tank deliveries:

Pursuant to the applicable GTCs regarding delivery, all pipeline, truck, and/or ex-tank deliveries will be to the following points (any specified delivery point under this Agreement, a “Delivery Point” and collectively, the “Delivery Points”): (i) the Refinery gate via pipeline, (ii) the storage tank(s) at a third party terminal in Mobile, Alabama where the Refinery maintains storage (which as of the Commencement Date includes, but is not limited to, [***], or (iii) any other terminal or location agreed to by Seller and Buyer in writing. It is understood by both Parties that, as to pipeline deliveries, Seller can deliver only to the locations stated in the applicable pipeline tariff(s), unless otherwise mutually agreed by the Parties.

B.	For vessel deliveries:

Pursuant to the applicable GTCs regarding delivery, all vessel deliveries will be to the following Delivery Points: (i) the Refinery crude dock, (ii) the docks at the [***], (iii) the docks at the [***], (iv) any other crude dock in Mobile, Alabama where the Refinery has connectivity to such docks, and (v) any other location agreed to by Seller and Buyer in writing.

C.	For all delivery locations:

It is acknowledged by both Parties that the default Delivery Point for vessel deliveries is the [***] unless otherwise set forth in the table below, which table lists the assumed Delivery Point as to each Crude Oil grade, unless otherwise mutually agreed by the Parties in writing. Buyer has the option to nominate an alternative Delivery Point as to each Crude Oil grade, which alternate Delivery Point shall be subject to Seller’s acceptance (which shall not to be unreasonably withheld). Any incremental costs arising from this nomination shall be borne by Buyer. Seller will make commercially reasonable efforts to obtain estimates of such costs and promptly communicate those costs to Buyer.

Crude Oil Grade	Delivery Point
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]
• [***]	[***]

[***]

7.	RISK AND TITLE
A.	For pipeline, truck and ex-tank deliveries:

The risk and title to the Crude Oil supplied under the terms of the Agreement shall pass to Buyer at the Delivery Point, as defined above and in accordance with the applicable GTCs.

B.	For vessel deliveries:

The risk and title to the Crude Oil supplied under the terms of the Agreement shall pass to Buyer as the oil discharges from the vessel's permanent hose connection at the Delivery Point and in accordance with the applicable GTCs.

Any loss of or damage to the Crude Oil during discharge shall, [***].

8.	NOMINATION PROCEDURE AND INITIAL MANDATES

Pipeline and Waterborne – All Grades:

All nominations shall be made in writing. The Parties acknowledge that prior to any nomination of international Crude Oil grades, agreement must be reached by the Parties on the applicable general terms and conditions.

8.1.	On or before the [***] (M being the month of nominated delivery for purposes of this Section 8):

Seller will communicate to Buyer in writing:

a.	[***]; and
b.	[***].

Buyer acknowledges that [***] are estimates only and that actual [***] may be different.

8.2.	On or before [***]:

Buyer will communicate to Seller in writing the Crude Oil grades and quantities that Buyer desires for month M (an “Initial Mandate”). The Initial Mandate will specify the following information, in substantially the format attached to the Agreement as Schedule 1:

a.	Volumes and Delivery Point;
b.	Timing [***];
c.	[***];
d.	[***]; and
e.	Volume restrictions for the Refinery, if any, [***].

The Parties acknowledge that Buyer’s Initial Mandate may request Crude Oil grades other than the Base Slate Grades, but Buyer acknowledges that such non-Base Slate Grades could be limited by market availability and may not be fulfilled by Seller. Notwithstanding the foregoing, Seller shall use commercially reasonable efforts to fulfill the Crude Oil requests set forth in Buyer’s Initial Mandate. For the avoidance of doubt, for any portion of the Initial Mandate that is fulfilled with [***], the pricing for such barrels will be at [***]. In such instances, [***].

If despite Seller’s commercially reasonable efforts any portion or all of the Initial Mandate cannot be fulfilled, then Seller shall provide Buyer with prompt written notice thereof and will suggest alternative, available Crude Oil grades. Buyer will then revise the Initial Mandate with grades that are available. Additionally, if disruptions in supply occur for any Crude Oil grade, Seller may require Buyer to revise the Initial Mandate as soon as commercially practicable. Notwithstanding the foregoing, in the event that Seller is unable or unwilling to fulfill a mandate issued by Buyer, upon Seller’s written notice thereof, Buyer may promptly notify Seller of any alternative available Crude Oil grades and issue a revised mandate. Buyer agrees not to market or purchase any Crude Oil subject to this Agreement from an alternative supplier [***]. In such event, in addition to any other rights and remedies provided under this Agreement (including the GTCs), [***].

8.3.	On or before [***]:
1)	Seller will communicate in writing the Crude Oil grades and the volumes per grade secured by Seller for month M [***], in substantially the format attached to the Agreement as Schedule 2; and

2)	For all waterborne volumes which Seller has declared grades pursuant to Section 8, Seller will also advise of a [***]-day delivery window. Seller will narrow to a [***]-day delivery window in line with the applicable GTCs, but in no case earlier than the [***].

Buyer acknowledges that Seller will start purchasing volumes for Buyer as soon as the Initial Mandate is issued by Buyer but that actual [***] may not be communicated until the [***]. Both Parties acknowledge that for Initial Mandates issued after the [***], this communication timing might be later. In the event of an unforeseen operational issue at the Refinery that results in Buyer being unable to receive barrels at the Refinery, Buyer may request that Seller provide the status of the fulfillment of the Initial Mandate prior to the [***].

[***]

9.	OPTIMIZATION MANDATES

The Parties acknowledge that incremental value can be derived from optimizing Crude Oil grades purchased under the Initial Mandate by selling requested grades and replacing such grades with alternative grades. If such optimization is desired by Buyer, Buyer will communicate to Seller the Crude Oil grade(s) and volumes specified in the Initial Mandate that Buyer requests to be optimized (an “Optimization Mandate”). The Optimization Mandate shall be substantially in the format attached to the Agreement as Schedule 3. Seller shall promptly acknowledge receipt of any Optimization Mandate issued by Buyer hereunder.

Buyer acknowledges that Seller will start purchasing and/or selling volumes as soon as the Optimization Mandate is issued by Buyer and received by Seller but that actual grades and volumes may not be communicated until the Optimization Mandate is fulfilled.

After the Optimization Mandate is fulfilled, Seller will communicate to Buyer: [***]

If any portion of the Optimization Mandate cannot be fulfilled, then Seller shall provide Buyer written notice thereof as soon as commercially practicable.

Seller shall use commercially reasonable efforts to fulfill any Optimization Mandate; however, Buyer acknowledges that the risk of the Optimization Mandate not being fulfilled remains with Buyer, and Buyer releases Seller from all liability related to not fulfilling the Optimization Mandate, except to the extent caused by Seller’s gross negligence or willful misconduct.

10.	PRICE

For all volumes purchased or sold by Seller, the Parties will use [***] for each grade:

[***]

For terms and conditions applicable to transportation costs and losses, unless specifically addressed in the main body of this Agreement, the Parties will apply the relevant GTCs regarding rights, obligations, remedies and standards of performance.

To the [***] for each barrel purchased or sold by Seller under this Agreement, there will be [***].

The Parties acknowledge that for each barrel sourced pursuant to an Optimization Mandate, there would be both a purchase and a sale transaction. For barrels sourced under Optimization Mandates, the [***] .

11.	Refinery DISRUPTION EVENTS

Buyer shall give Seller prompt notice of any unplanned reduction of the Refinery’s Crude Oil requirements, inability of Buyer to take delivery of Crude Oil, re-optimization or change in Crude Oil destination requested by Buyer in writing, including but not limited to those due to Refinery unplanned shutdown, a Force Majeure event declared by Buyer and/or related constraints (each, a “Refinery Disruption Event”), which shall be acknowledged by Seller within a reasonable time under the circumstances and such acknowledgment shall not be unreasonably withheld. [***] shall bear all costs associated with and resulting from any such Refinery Disruption Event. To be effective, [***] will state that [***] shall bear all costs as a result of the Refinery Disruption Event, and [***] will not be obligated to start any reasonable mitigation efforts until this declaration is received. Seller shall reasonably cooperate with Buyer on any mitigation efforts. Further, it is acknowledged by both Parties that Seller will start purchasing Crude Oil to be sold under this Agreement once mandates are issued pursuant to Section 8 and Section 9. Costs to be borne by [***] as a result of a Refinery Disruption Event [***]. Such damages will be considered [***] direct damages for purposes of this Agreement. [***] will be able to claim expenses related to advance purchases, to a maximum of [***] prior to the notification of the Refinery Disruption Event.

12.	PAYMENT

Payment shall be made in U.S. Dollars by telegraphic transfer, in full without discount, withholding, setoff or counterclaim, in same day funds, except as otherwise provided in any netting agreement entered into between the Parties.

13.	PAYMENT DUE DATE

For all Crude Oil grades, payment shall be made as follows:

At least [***] prior to the relevant Payment Due Date (hereafter described), Seller shall send Buyer a provisional invoice (“Provisional Invoice”) for Buyer to prepay for some or all of the volumes to be delivered in calendar month M (M being the month of nominated delivery) pursuant to Section 8.3.  Each Provisional Invoice shall set forth, as to the portion of volumes covered thereunder: (1) the estimated [***], and (2) the estimated [***].

Seller shall act reasonably in estimating [***] to the extent they are not yet ascertained at the time a Provisional Invoice is issued.  For deliveries via pipeline, truck, and/or ex-tank, the Parties presume that such deliveries are ratable throughout month M for purposes of estimating volumes in the Provisional Invoices.  For waterborne deliveries, volumes shall be estimated based on the most current delivery schedules in the Provisional Invoices. Actual [***], if any, will be reflected in the True-Up Statement (hereafter described).

The “Payment Due Dates” for Provisional Invoices will be as follows:

[***]

If any Payment Due Date or other payment date due hereunder should fall on a Saturday, Sunday, or bank holiday, then such payment shall be made on the nearest preceding Business Day.  If Buyer fails to timely make any payment due under a Provisional Invoice, in addition to any other remedies available to Seller under this Agreement (including the GTCs), Seller shall have the right to suspend delivery of Crude Oil volumes for the next delivery period(s) until all amounts due under the Provisional Invoices have been paid in full and received by Seller.  Seller will endeavor to provide written notice to Buyer of any suspension as a courtesy to Buyer, but such notice may not be received by Buyer until after suspension has commenced. To the extent Seller incurs any costs, expense, or damages related to the suspension of deliveries , [***].

Within [***] after the end of each calendar month M, Seller shall send Buyer a statement (“True-Up Statement”) showing the difference, if any, between (i) the sum of the [***], including the [***] and (ii) the amounts paid by Buyer per the Provisional Invoices for month M.  If Buyer is the owing Party under the True-Up Statement, Buyer shall pay the balance to Seller by the [***].  If Seller is the owing Party under the True-Up Statement, Seller shall issue Buyer a credit for the balance, to be applied against the next payable Provisional Invoice (except with respect to the final delivery hereunder, for which Seller shall pay Buyer any such balance in cash within [***] after the end of the Term).

[***]

14.	SELLER BANK ACCOUNT DETAILS

Payment to be made in U.S. Dollars free of all charges to:

[***], swift address [***] or FED Wire Routing ABA No [***] for credit to Shell Trading (US) Company USD receipts DDA Account no. [***]. Please quote invoice number and customer name.

In the event that Buyer receives any request for payment to Seller to be made to a bank account which is different from that which is set out above, Buyer shall be required to forthwith verify and re-confirm the request before any payment is made by Buyer to the bank account set out in the said request.

15.	ANTI-CORRUPTION AND MONEY LAUNDERING

Each Party represents, warrants, and covenants that in connection with this Agreement and the business resulting therefrom: (i) it is aware of and will comply with Anti-Corruption Laws; (ii) whether directly or indirectly, it has not made, offered, authorized, or accepted and will not make, offer, authorize, or accept any payment, gift, promise, or other advantage, to or for the use or benefit of any Government Official or any other person where that payment, gift, promise, or other advantage would comprise a facilitation payment or otherwise violate the Anti-Corruption Laws; (iii) it has maintained and will maintain adequate written policies and procedures to comply with Anti-Corruption Laws or, alternatively, has made itself aware of and shall adhere to the Shell General Business Principles and the Shell Code of Conduct (www.shell.com/about-us/our-values); (iv) it has maintained and will maintain adequate internal controls, including but not limited to using reasonable efforts to ensure that all transactions are accurately recorded and reported in its books and records to reflect truly the activities to which they pertain, such as the purpose of each transaction, with whom it was entered into, for whom it was undertaken, or what was exchanged; (v) it will, to its knowledge retain such books and records for the period required by Applicable Law or a Party’s own retention policies, whichever is longer; (vi) in the event a Party becomes aware it has breached an obligation in this paragraph, it will promptly notify the other Party, subject to the preservation of legal privilege; (vii) it has used and will use reasonable efforts to require any subcontractors, agents, or any other third parties to also comply with the foregoing requirements in this paragraph; (viii) it will provide information (which unless publicly available will include documentary evidence) in support of the other/requesting Party’s ongoing Know Your Customer (“KYC”) process requirements, about its ownership, officers, and corporate structure (including any changes thereto); and (ix) only a Party (and not its Affiliates or a third party) shall make payments to the other Party, except with that other Party’s prior written consent. Subject to the preservation of legal privilege, during the term and for seven (7) years thereafter and on reasonable notice, each Party shall have a right, at its expense, and the other Party shall take reasonable steps to enable this right, to audit the other Party’s relevant books and records with respect to compliance with this paragraph.

Without limitation to any other available remedies, where a Party (the First Party) fails, or its subcontractors, agents, or other third parties fail, to comply with this paragraph, the other Party (the Second Party), acting in good faith, shall have a right to notify the First Party in writing of such failure to comply and, if the written notice contains reasonable detail about the failure to comply then, if the failure is incapable of being cured or, if capable of cure and the First Party does not cure the failure to comply within sixty (60) calendar days following receipt of the written notice, the Second Party shall have the right to terminate the Agreement on further written notice to the First Party. Nothing in this Agreement shall require a Party to perform any part of this Agreement or take any actions if, by doing so, the Party would not comply with the Anti-Corruption Laws. The obligations in this Section shall survive the termination or expiry of this Agreement.

As used herein, “Anti-Corruption Laws” means the (a) United States Foreign Corrupt Practices Act of 1977; (b) the United Kingdom Bribery Act 2010 (as amended from time to time); and (c) all other applicable national, regional, provincial, state, municipal or local laws and regulations that prohibit tax evasion, money laundering or otherwise dealing in the proceeds of crime or the bribery of, or the providing of unlawful gratuities, facilitation payments or other benefits to, any Government Official or any other person.

16.	DATA PRIVACY

The Parties may provide each other with information regarding an identifiable individual, the processing and transfer of which will be in accordance with applicable data protection laws.

17.	TRADE CONTROLS

The Parties each confirm that they are knowledgeable about Trade Controls Laws applicable to their performance of this Agreement, including the lists of Restricted Parties. The Parties shall comply with all applicable Trade Control Laws in the performance of this Agreement and in particular the Parties shall not, and shall procure that their contractors and agents shall not, do anything which is inconsistent with or which may cause any other Party to be exposed to the risk of any potential fines, penalties, and/or enforcement measures taken by government agencies or national courts under, or be in breach of, Trade Control Laws. Buyer agrees that the laws and regulations of the producing country with respect to the export of Product apply to this Agreement, except insofar as those laws and regulations are inconsistent with U.S. laws or regulations. If documents are required by Seller, or Seller’s supplier(s), Buyer shall provide upon request any relevant documents for the purpose of verifying the final destination of the Product sold hereunder.

Notwithstanding anything to the contrary herein, nothing in this Agreement is intended, and nothing herein should be interpreted or construed, to induce or require either Party to act or refrain from acting (or agreeing to act or refrain from acting) in any manner which is inconsistent with, penalized or prohibited under Trade Control Laws applicable to the Parties. This Section shall survive expiration or termination of this Agreement.

Neither Party shall, directly or indirectly, purchase, export, re-export, transfer divert, trade, ship, import, transport, store, sell, deliver or re-deliver any Products to, or for sale or end-use by, a Restricted Jurisdiction or a Restricted Party. Neither Party shall cause the other Party to be in breach of Trade Control Laws or Restricted Jurisdiction provisions.

Neither Party shall be obliged to perform any obligation under this Agreement, shall not be liable for damages or costs of any kind (including but not limited to penalties) for any delay or non-performance, and shall be entitled to suspend or terminate this Agreement with immediate effect, if either Party determines that such performance would be in violation of, inconsistent with, or would expose that Party to any potential fines, penalties, and/or enforcement measures taken by government agencies or national courts under Trade Control Laws.

As used herein:

“Restricted Jurisdiction” means a country, state, territory or region which is subject to comprehensive economic or trade restrictions under Trade Control Laws, which may change from time to time, applicable to either Party to the Agreement.

“Restricted Party” means any individual, legal person, entity or organization (i) targeted by national, regional or multilateral trade or economic sanctions under Trade Control Laws; or (ii) directly or indirectly owned or controlled or acting on behalf of such persons, entities or organizations and including their directors, officers or employees.

“Trade Control Laws” means any applicable trade or economic sanctions or embargoes, Restricted Party lists, controls on the imports, export, re-export, use, sale, transfer, trade, or otherwise disposal of goods, services or technology, anti-boycott legislation or similar laws or regulations, rules, restrictions, licenses, orders or requirements in force from time to time, including without limitation those of the European Union, the United Kingdom, the United States of America, and other government laws applicable to a Party to the Agreement.

18.	PRIORITY OF TERMS

This Agreement (including all Exhibits, Schedules, and any written supplements hereto) shall form a single integrated agreement between the Parties. In the event of any inconsistency between any of the foregoing terms, the main body of this Agreement shall govern.

19.	NOTICES

Except as otherwise provided, all notices (including demurrage claims), consents, and other communications under this Agreement required to be in writing shall be deemed to have been duly given: (i) when delivered in person, (ii) when received by fax, (iii) when received by the addressee if sent by express mail, Federal Express, or other express delivery service receipt requested, (iv) five (5) Banking Days after being placed in the U.S. mail, by first class postage, or registered or certified mail, return receipt requested, (v) by e-mail only in instances specifically provided for herein shall be deemed duly given immediately (with receipt confirmed) or (vi) when sent by any other means as the Parties may agree from time to time, in each case to the appropriate address as designated by the Parties pursuant to the below:

If to Buyer:

Vertex Refining Alabama LLC

1331 Gemini St., Suite 250

Houston, TX 77058

Attn: Benjamin Cowart

Email: benc@vertexenergy.com

If to Seller:

Shell Trading (US) Company

1000 Main Street, Level 12

Houston, Texas 77002

Attn: Contracts Administration

Fax: [***]

Email: [***]

With a copy to:

Shell Trading (US) Company

1000 Main Street, Level 12

Houston, Texas 77002

Attn: Associate General Counsel

Email: [***]

20.	SURVIVAL

The provisions of this Agreement, including, without limitation, Section 15, shall survive any expiration or termination hereof for so long as necessary to give effect to the intent of the Parties.

21.	TImE

The Parties acknowledge and agree that time is of the essence in the performance of their respective obligations under this Agreement.

22.	CONFIDENTIALITY
A.	Each Party agrees that it shall maintain all terms and conditions of this Agreement in strictest confidence, and that it shall not cause or permit disclosure of this Agreement or any provisions contained herein without the prior written consent of the other Party.
B.	Notwithstanding subsection (A) above, disclosures of any terms and provisions of this Agreement otherwise prohibited may be made by either Party: (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent to which a Party is required by applicable law to disclose all or part of this Agreement, or by order, rule or policy of a governmental authority, or to comply with legal or court process, such as subpoena, summons, interrogatory, request for production of documents, civil investigative demand, or other like process; (iii) to the extent required by the applicable regulations of a securities or commodities exchange; (iv) to a third party in connection with a proposed sale, proposed financing or other proposed transfer of a Party’s interest in this Agreement, provided such third party agrees in writing to be bound by the terms of this Section; (v) to its own directors, officers, managers, partners, members, employees, agents, representatives, advisors and consultants; (vi) to a co-working interest owner or royalty owner of Seller’s Crude Oil delivered hereunder; (vii) to the extent such information is delivered to a third party for the sole purpose of calculating a published index; or (viii) if and to the extent such information is or becomes public other than by a violation of the terms of this Section.
C.	If a Party is or becomes aware of a fact, obligation or circumstance that has resulted or may result in a disclosure of any of the terms and conditions of this Agreement in connection with any of the circumstances in subsection (B), the disclosing Party will provide the non-disclosing Party with written notice, to the extent legally permissible, as soon as reasonably practicable under the circumstances in order to afford the non-disclosing Party an opportunity to seek an appropriate protective order. In the event that disclosure becomes required, the disclosing Party shall only disclose such information as is reasonably necessary to fully comply with any order, demand or legal process.
D.	The obligations in this Section shall survive the termination of this Agreement for a period of two (2) years.
23.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, including by electronic transmission, each of which shall be considered an original, and all of which together shall be considered one and the same instrument.

24.	RELATIONSHIP OF PARTIES

Each Party agrees to reasonably and timely cooperate with the other in the performance of its respective obligations under this Agreement. Nothing in this Agreement shall serve to establish an agency, partnership, trust, joint venture, or association between the Parties. The status of each Party hereunder is solely that of an independent contractor. Buyer confirms that Buyer’s decisions under this Agreement and as to any mandates are based solely on Buyer’s independent judgment and not in reliance on any representation or warranty of Seller, except as expressly set forth in this Agreement. Except for the obligation for Seller to use commercially reasonable efforts to fulfill any mandate hereunder, Buyer acknowledges and confirms that no fiduciary duty, other legal duty, theory of agency, or special duty of care applies to Seller in the performance of Seller’s obligations under this Agreement. Further, Seller shall in no way be prohibited or limited under this Agreement from entering into transactions on its own behalf involving the purchase and sale of the same types of products or commodities, in the same geographic region, at the same time as contemplated by this Agreement. Buyer further acknowledges that Seller is not providing any commodity advising or other services under this Agreement.

25.	OTHER TERMS AND CONDITIONS

Except as specifically provided otherwise in the main body of this Agreement, the following General Terms and Conditions (“GTCs”) shall apply to the purchase and sale of Crude Oil under this Agreement:

A.	For Crude Oil delivery by pipeline, truck or in tank transfer in the United States (“Domestic Non-Waterborne Crude Contracts”), the Conoco General Provisions Domestic Crude Oil Contracts (dated January 1, 2017) (“Conoco 2017 GTCs”) and 2018 Shell Trading (US) Company Amendments to the Conoco 2017 GTCs shall govern (“2018 STUSCO Amendments”). The Conoco 2017 GTCs are attached hereto as Exhibit 1, and the 2018 STUSCO Amendments are attached hereto as Exhibit 2, with the following amendment:

[***]

B.	For Crude Oil waterborne deliveries within the continental United States (“U.S.”), including inland waterways and coastwise voyages, excluding the non-contiguous states Alaska and Hawaii and excluding the U.S. Territory Puerto Rico, the Shell Trading (US) Company Marine Provisions for the U.S. Domestic Sale and Purchase of Crude and Condensate dated May 2, 2013 (“Domestic Marine Provisions”) shall govern. The Domestic Marine Provisions are attached hereto as Exhibit 3.

C.	Notwithstanding the foregoing and subject to modification as described in the main body of this Agreement, for all transactions under this Agreement, the following provisions shall apply under the Conoco 2017 GTCs and the 2018 STUSCO Amendments described in Exhibits 1 and 2: C (Rules and Regulations), D (Hazard Communication), E (Force Majeure), G (Financial Responsibility), H (Default and Remedies), J (Buy/Sell and Exchange Balancing), L (Term), M (Governing Law), N (Limitation of Liability), O (Indemnity), P (Taxes), Q (Notices), R (Necessary Documents), S (Waiver), T (Assignment), U (Status of Parties; Entirety of Agreement), V (Trade Controls and Boycotts), W (Definitions), X (Netting), Y (Dispute Resolution) and Z (Miscellaneous).

D.	The Parties acknowledge that if Seller would have to transact with third parties pursuant to a third party’s terms and conditions or pursuant to amended versions of the GTCs in order to fulfill a mandate issued by Buyer hereunder, Seller shall not be required to fulfill such portion(s) of the mandate. In the event Seller is willing to comply with such different terms and conditions, Seller may require Buyer to first agree to reimburse Seller for any costs, expenses, or damages to be incurred by Seller to comply with such different terms. [***]

[Signature Page Follows]

Shell Trading (US) Company	Vertex Refining Alabama LLC

/s/ Mario Mendez	/s/ Benjamin P. Cowart
By: Mario Mendez	By: Benjamin P. Cowart

Title: GM Crude Trading North America	Title: President & Chief Executive Officer

Date: 3/28/2022	Date: 3/30/2022